AMENDMENT NUMBER ONE
                    TO SUB-ADMINISTRATIVE SERVICES AGREEMENT

         THIS AMENDMENT NUMBER ONE to the Sub-Administrative Services Agreement (this "Amendment") is entered into as of the first day of February, 2004 by and between PBHG Fund Services, ("PBHG"), a Pennsylvania business trust, and SEI Investments Mutual Funds Services ("SEI MFS"), a Delaware business trust.

         WHEREAS, PBHG and SEI MFS entered into the Administrative Services Agreement dated as of the 1st day of January, 2001 (the "Agreement"); and

         WHEREAS, PBHG and SEI MFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto agree as follows:


1. Amendment to Section 11 of the Agreement. Section 11 of the Agreement is hereby amended to provide in its entirety as follows:

          11.  TERM OF AGREEMENT
                                    The term of this agreement shall become
                           effective on February 1, 2004 and remain in effect until December 31, 2007, and thereafter for consecutive two year terms (each a "Renewal Term"), unless terminated in accordance with the provisions of Article 13 of the Agreement. SEI MFS shall furnish PBHG, promptly upon request by PBHG, such information as may be reasonably necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment thereof.

2. Amendment to Schedule A of the Agreement. Schedule A of the Agreement is hereby amended to provide in its entirety as set forth in Attachment 1 to this Amendment.

3. Amendment to Schedule B of the Agreement. Schedule B of the Agreement is hereby amended to provide in its entirety as set forth in Attachment 2 to this Amendment.

4. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

5. Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6. Governing Law. This Amendment shall in all respects (including the formation thereof and performance hereunder) be governed by and construed in accordance with the laws of the State of Pennsylvania and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Pennsylvania, or any provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.


         PBHG Fund Services

         BY:      /s/ Lee T. Cummings

                  Name:  Lee T. Cummings

                  Title: President


         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY:      /s/ Stephen G. Meyer

                  Name: Stephen G. Meyer

                  Title: Executive Vice President

The Funds of the Company that will receive services pursuant to this Agreement are:

                                   PBHG Funds

                            PBHG Emerging Growth Fund
                                PBHG Growth Fund
                             PBHG Large Cap 20 Fund
                           PBHG Large Cap Growth Fund
                             PBHG Select Growth Fund
                             PBHG Clipper Focus Fund
                                PBHG Focused Fund
                               PBHG Large Cap Fund
                                PBHG Mid-Cap Fund
                               PBHG Small Cap Fund
                          PBHG Disciplined Equity Fund
                        PBHG Strategic Small Company Fund
                                 PBHG REIT Fund
                      PBHG Technology & Communication Fund
                       PBHG IRA Capital Preservation Fund
                             PBHG Cash Reserves Fund
                       PBHG Intermediate Fixed Income Fund
                            PBHG Small Cap Value Fund

                        PBHG Insurance Series Portfolios

                            PBHG Growth II Portfolio
                         PBHG Large Cap Growth Portfolio
                             PBHG Mid-Cap Portfolio
                            PBHG Select 20 Portfolio
                           PBHG Select Value Portfolio
                         PBHG Small Cap Growth Portfolio
                            PBHG Small Cap Portfolio
                  PBHG Technology and Communications Portfolio

                                   Schedule B


In compensation for the services provided to PBHG Fund Services, the Administrator agrees to pay the Sub-Administrator a fee based upon the greater sum (higher value) which comes from making the following calculations:

a. An asset based fee calculated daily and paid monthly upon the combined assets of the PBHG Funds, PBHG Insurance Funds, and the four new multi manager Asset Allocation Funds in an existing or stand alone trust at the annual rate of:

o      1.65 basis points on the first $10 billion in assets
o      1.25 basis points on assets the next $10 billion of combined assets
o      1 basis point on assets combined assets in excess of $20 billion


b. A minimum fee based on to the aggregate number of Funds of the PBHG Funds, PBHG Insurance Funds, and the four new multi manager Asset Allocation Funds in an existing or stand alone trust calculated daily and paid monthly as defined below:

                  Combined Trusts Total Portfolios:
                  Equal to or greater than 15 single manager portfolios and 4 multi-manager funds with up to 15 managers
                     o Complex minimum of aggregated portfolios equal to $50,000 minimum for each portfolio, any manager over 15 in each multi-manager portfolio will be an additional $2,000

                  Example:20 single manager portfolios*$50,000=$1 million
                             4 multi-manager portfolios*$50,000=$200,000
                                    complex minimum =$1,200,000

                  11-14 single manager portfolios and 4 multi-manager funds with up to 15 managers
                     o Complex minimum of aggregated portfolios equal to $55,000 minimum for each portfolio, any manager over
                       15 in each multi-manager portfolio will be an additional $2,000

                  Example:11 single manager portfolios*$55,000=$605,000
                             4 multi-manager portfolios(each with 20 managers) *$55,000+ (4additional managers per portfolio *$2,000)*4=$252,000 complex minimum =$857,000




                  Less than 11 single manager portfolios and any number of multi-manager funds with any number of managers
                     o Complex minimum of aggregated portfolios equal to $60,000 minimum for each single manager portfolio and $60,000 per portfolio with an additional $2,000 per each additional manager

                  Example:5 single manager portfolios*$60,000=$300,000
                           4 multi-manager portfolios(each with 20 managers) *$60,000+ (19 additional managers per portfolio *$2,000)*4=$392,000 complex minimum =$692,000